Exhibit 4.5

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 15, 2021, between Viela Bio, Inc., a Delaware corporation (the “Guaranteeing Entity”), which is a subsidiary of the Issuer (as defined below), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Horizon Therapeutics USA, Inc. (formerly known as Horizon Pharma USA, Inc.), a Delaware corporation (the “Issuer”), has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 16, 2019, providing for the issuance of 5.500% Senior Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee of the Indenture including but not limited to Article 10 thereof.

3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor (including, for the avoidance of doubt, the Guaranteeing Entity), as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.    NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE AND THE GUARANTEEING ENTITY CONSENTS AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS AND/OR

(II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. THE TRUSTEE AND THE GUARANTEEING ENTITY WAIVES ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. THE TRUSTEE AND THE GUARANTEEING ENTITY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, SHALL APPOINT HORIZON PHARMA USA, INC. (HORIZON PHARMA USA, INC., 150 S SAUNDERS ROAD, LAKE FOREST, IL 60045), AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE GUARANTEEING ENTITY AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. THE GUARANTEEING ENTITY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF CT CORPORATION SYSTEM IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, AS SUPPLEMENTED, REMAINS IN FORCE. THE ISSUER, THE TRUSTEE AND THE GUARANTEEING ENTITY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer.

8.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes.

Notwithstanding anything to the contrary in the Indenture, this Supplemental Indenture and any notice or other communication sent to the Trustee hereunder requiring a signature must be signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing by the Trustee from time to time). Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

VIELA BIO, INC.

By:	/s/ Paul W. Hoelscher
Name: Paul W. Hoelscher
Title: Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn_
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to Third Supplemental Indenture]